Exhibit 10.1

AMENDMENT TO CONTRACT P01162

BETWEEN

THE SECRETARY OF THE DEPARTMENT OF HEALTH AND HUMAN SERVICES

AND

WELLCARE HEALTH PLANS, INC.

Pursuant to the provisions of Sections 1851 through 1859 of the Social Security Act, the contract between the Secretary of the U.S. Department of Health and human Services and WellCare Health Plans, Inc., is hereby amended as follows:

Article II: Coordinated Care Plan (CCP)

The service area for H1032 is expanded to include Duval, Manatee, and Polk counties in the State of Florida. This service area is also expanded to include the Prescription Drug Discount Card Program.

This amendment will be in force effective April 1, 2005.

02/24/05	/s/ Rose Crum-Johnson

DATE	Rose Crum Johnson Regional Administrator Centers for Medicare & Medicaid Services

02/18/05	/s/ Todd S. Farha

Todd S. Farha Chief Executive Officer WellCare Health Plans, Inc.